EXHIBIT 10.24

                                                                  EXECUTION COPY

                            ADVANCED AESTHETICS, INC.

                            SECURITYHOLDERS AGREEMENT

                                 March 31, 2004

      This SECURITYHOLDERS AGREEMENT (this "AGREEMENT"), dated March 31, 2004, is entered into between Advanced Aesthetics, Inc., a Delaware corporation (the "COMPANY") and Technology Investment Capital Corp., a Maryland corporation (the "INVESTOR").

      WHEREAS, the Investor owns a warrant ("WARRANT") to purchase shares of common stock, par value $0.01 per share, of the Company ("COMMON STOCK"; the shares of Common Stock into which the Warrant is exercisable, the "WARRANT SHARES"; and the Warrant and the Warrant Shares, collectively, the "SECURITIES"); and

      WHEREAS, the Company and the Investor desire to promote their mutual interests by imposing certain limitations on the transfer of the Securities.

      NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. Certain Transfer Restrictions.

      (a) The Investor may only transfer any right, title or interest in any or all of its Securities, in compliance with the terms of in accordance with
Section 1, Section 2 or Section 3 of this Agreement.

      (b) Any purported transfer in violation of this Agreement shall be void and of no force and effect.

      (c) Any transferee of Securities hereunder shall execute and deliver to the Company an instrument, satisfactory to the Company, that evidences such transferee's agreement to be bound by the provisions hereof with the same rights and obligations as the Investor; and the Investor shall cause each such transferee to agree to the foregoing as a condition to such transfer.

      (d) The Investor may not transfer any Securities if such transfer would subject the Company to the reporting requirements of the Securities Exchange Act of 1934, as amended.

2. Certain Rights to Cause Sales of Securities by the Investor.

      (a) In the event that stockholders of the Company, whether or not a party to this Agreement, who collectively own a majority of the Common Stock (the "SELLING STOCKHOLDERS"), including, without limitation, the Common Stock issuable upon exercise, exchange or conversion of all outstanding convertible securities and options to purchase Common Stock (together with the Common Stock, "COMMON SHARE EQUIVALENTS") other than options to purchase Common Stock granted to the Company's directors, officers, employees and consultants, determine to participate in or otherwise effect a Sale Transaction (as defined below),

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then the Selling  Stockholders  shall have the right (but not the obligation) to require the Investor to participate in the same transaction on the same terms and conditions as the Selling Stockholders, subject to the right of the Selling Stockholders in Section 2(b)(iii). The Selling Stockholders shall give the Company and the Investor written notice of such determination not less than 10 days prior to the proposed date of the Sale Transaction (a "COMPANY SALE NOTICE").

      A "SALE TRANSACTION" means a merger or consolidation of the Company with or into another corporation or other entity (whether or not the Company is the surviving corporation), a reclassification, redemption, sale or exchange of all or any part of the Common Stock or other capital stock of the Company owned by the Selling Stockholders or a sale of all or substantially all of the assets of the Company but only if, immediately following any of the foregoing transactions, a party or parties other than the Selling Stockholders and persons who were affiliates of the Selling Stockholders immediately prior to such transaction own a majority of the business, stock or assets (as applicable) of the Company or its successor.

      (b) In any Sale Transaction, the Investor:

            (i) shall be required to transfer the same percentage of Securities as the percentage of Common Share Equivalents transferred by the Selling Stockholders, such percentage to be determined by dividing the number of Common Share Equivalents being transferred by the Selling Stockholders by the aggregate number of Common Share Equivalents owned by such Selling Stockholders;

            (ii) to the extent the Investor is transferring shares of Common Stock, it shall receive the same consideration per share of Common Stock as is being received upon such transfer per share of Common Stock being transferred by the Selling Stockholders;

            (iii) may exercise the Warrant into the Warrant Shares prior to the consummation thereof or, to the extent it does not so convert such Warrant, it shall receive the same consideration per share of Common Stock as is being received upon such transfer per share of Common Stock being transferred by the Selling Stockholders, minus the aggregate exercise price of the Warrant Shares so sold as set forth in the Warrant;

            (iv) shall make appropriate and customary representations, warranties and covenants and indemnifications in such sale; provided, that the Investor shall not be required to make representations, warranties, covenants and indemnifications more onerous than those made by the Selling Stockholders in such transaction.

      (c) In any Sale Transaction, the Company and the Investor shall take all action in their power necessary to cause the consummation of such Sale Transaction, including, without limitation, exercising, converting and exchanging any securities that are exchangeable for, or convertible into, Common Stock and obtaining all consents and approvals reasonably necessary, desirable or appropriate for the Investor to consummate the Sale Transaction. Accordingly, the Investor:

      (i) agrees to vote, or to execute and deliver written consents in respect of, all Securities owned in connection with the approval of a Sale Transaction and all related

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matters; and

      (ii) affirms the Investor's agreement to vote for such Sale Transaction is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable.

      The above voting agreement shall not terminate with respect to any Securities owned by the Investor until the earlier to occur of (x) such time as such Securities are no longer owned by the Investor and (y) the termination of this Agreement.

      (d) With respect to all matters that are the subject of the above voting agreement, the Investor hereby:

            (i) irrevocably appoints the President and Secretary of the Company, and each of them, with full power of substitution and resubstitution, together with their respective heirs, successors and assigns, as the Investor's attorney-in-fact to vote and give or withhold consent with respect to all Securities held by (or subject to a proxy in favor of) the Investor from time to time in such manner as either of them shall determine in his sole and absolute discretion, at any meeting (whether annual or special and whether or not an adjourned meeting) of the Company or by written consent or otherwise, giving and granting to them all powers the Investor would possess if personally present and hereby ratifying and confirming all that they shall lawfully do or cause to be done by virtue hereof; and

            (ii) affirms that the irrevocable proxy granted above is coupled with an interest and may not, under any circumstances, be revoked.

      The Investor hereby agrees to recognize the foregoing proxy holders as the sole attorney and proxy for the Investor (with respect to all matters that are subject to such proxy). The proxy granted in this Section 2(d) shall not terminate with respect to any Securities owned by the Investor until the earlier to occur of (x) such time as such Securities are no longer owned by the Investor and (y) the termination of this Agreement.

      (e) In the event of a proposed Sale Transaction, the Investor shall in all events be required to deliver each of the Investor's Securities in exchange for the payment therefor and take such other actions as are required to effect the closing of such Sale Transaction regardless of whether there is any dispute between the Company and the Investor or between the Investor and any of the other stockholders of the Company. Any such dispute shall be resolved after the closing and shall in no event delay the closing.

      (f) At the closing of any Sale Transaction, the Investor shall deliver certificates or other instruments evidencing the Securities to be transferred in valid form for transfer with appropriate duly executed assignments, stock powers or endorsements, as the case may be, bearing any necessary documentary stamps and accompanied by such certificates of authority, consents to transfer or other instruments or evidences of the good title of the Investor to such Securities, free and clear of all liens, claims and other encumbrances as may reasonably be requested by the Selling Stockholders.

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      3. Right of First Offer.

      (a) Other than a transfer pursuant to Section 2, the Investor may transfer any of its Securities (the "OFFERED SECURITIES") only if the Investor receives a bona fide offer from an independent third-party (an "INDICATIVE OFFER") and causes the Company to be given notice thereof (a "FIRST OFFER NOTICE"). The First Offer Notice shall describe the Indicative Offer in reasonable detail.

      (b) The Company shall have the right, exercisable by written notice (the "PURCHASE NOTICE") given to the Investor within 10 business days after the date the First Offer Notice is received, to offer to purchase from the Investor all (but not less than all) of the Securities that are the subject of the First Offer Notice on terms no less favorable to the Investor than the terms of the Indicative Offer. In the event that the Investor and the Company are unable to agree upon whether the terms set forth in the Purchase Notice are no less favorable than the terms of the Indicative Offer, then such determination shall be made in good faith by the independent investment banking firm selected jointly by the Company and the Investor or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. If given, the Purchase Notice shall constitute the irrevocable offer by the Company to purchase such Securities subject only to the conditions set forth in the First Office Notice and as set forth in Section 3(c).

      (c) In the event the Company elects to purchase the Offered Securities, such Offered Securities shall be purchased and sold in accordance with the terms set forth in the Purchase Notice no more than 15 business days after the date of the Purchase Notice. At the closing of such purchase and sale, the Investor shall deliver the Offered Securities to the Company in valid form for transfer with appropriate duly executed assignments, stock powers or endorsements, as the case may be, bearing any necessary documentary stamps and accompanied by such certificates of authority, consents to transfer or other instruments or evidences of good title of the Investor to the Offered Securities, free and clear of all Liens, against receipt of the purchase price therefor in cash.

      (d) In the event the Company shall not elect to purchase the Offered Securities, the Investor may thereafter transfer all of the Offered Securities to a third party at any time during the 120-day period following the expiration of the 10 business day period in which the Company was required to send the Purchase Notice at a price per share of not less than 95% of the price per share set forth in the First Offer Notice. Any such transfer of Offered Securities to a third party shall be subject, with respect to a Sale Transaction, to Section 2.

      4. Preemptive Right.

      (a) In the event that the Company at any time proposes to issue any Common Share Equivalents (other than Excluded Securities, as defined below) pursuant to an offering by the Company that is exempt from the registration requirements of the Securities Act of 1933, as amended (the "PREEMPTIVE SECURITIES"), the Company shall promptly provide written notice thereof (a "PREEMPTIVE RIGHTS NOTICE") to the Investor. Such notice shall specify total size of the offering and the number and terms of each type and class of Preemptive Security that the Company proposes to issue and shall include therewith any documentation relating thereto. The Investor shall have the option, exercisable by giving written notice to the Company within five business days after receipt of the Preemptive Rights Notice (the "PREEMPTIVE RIGHTS PERIOD"),

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to purchase from the Company such amount of the Preemptive Securities determined by dividing (x) the number of shares of Common Stock held by the Investor and issuable to the Investor, assuming conversion in full of any convertible securities then held by the Investor, by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

      (b) The provisions of this Section 4 shall not be applicable to the issuance of the following securities (the securities issued pursuant to (i) through (vii) below, "EXCLUDED SECURITIES"):

            (i) securities issued in connection with the acquisition by the Company of a business entity or segment of any such entity by merger, purchase of stock or assets or otherwise approved by the Board;

            (ii) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement, which issuance has been approved by the Board;

            (iii) securities issued in connection with any direct or indirect borrowings by the Company, including any type of loan or payment evidenced by any type of debt instrument;

            (iv) securities issued in connection with any stock split, stock dividend or similar transaction of the Company;

            (v) securities issued in connection with the initial underwritten public offering of Common Stock pursuant to a registration statement on Form S-1, S-2 or S-3 (or similar form of general application prescribed by the Securities and Exchange Commission) (such offering, an "IPO");

            (vi) securities issued in connection with the conversion of any Common Stock Equivalents outstanding as of the date hereof;

            (vii) any securities issuable upon exercise, exchange or conversion of any security referred to in the preceding clauses (i) through (vi).

      (c) Any Preemptive Securities purchased by the Investor shall be sold by the Company at the same price (except that, at its option, the Investor may, if the consideration proposed to be received by the Company is other than cash, pay cash in an amount equal to the fair market value (as determined by the Board) of such other consideration), and on the same terms and conditions set forth in the Preemptive Rights Notice. The closing for such transaction shall take place as proposed by the Company (but in no event (x) prior to the closing of the sale of the Preemptive Securities to the other purchasers or (y) less than 10 business days after the Investor shall have exercised its option to purchase Preemptive Securities offered pursuant to a Preemptive Rights Notice), at which closing the Company shall deliver certificates for the Preemptive Securities in the name of the Investor against receipt of the consideration therefor. All Preemptive Securities acquired by the Investor pursuant to this Section 4 shall automatically and without further action be subject to this Agreement.

                                       -5-

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      (d) Unless the Company shall have previously sold Preemptive Securities in the manner referred to in Section 4(a), the Company may sell any Preemptive Securities that the Investor shall decline to purchase on terms and subject to conditions that are no less favorable to the Company than those set forth in the Preemptive Rights Notice at any time during the 120-day period following expiration of the Preemptive Rights Period.

      5. Termination. Each provision of this Agreement shall automatically and without further action terminate upon: (a) the closing of the Company's IPO; and
(b) the consummation of a Sale Transaction.

      6. Miscellaneous.

      6.1. Notices, Etc. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

      (a) if to the Investor, at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, marked for the attention of Saul B. Rosenthal, (facsimile:
(203) 983-5290), or at such other address as the Investor may have furnished the Company in writing; with a copy to Steven A. Seidman, Esq. at Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 (facsimile: (212) 728-9763); and

      (b) if to the Company, at 515 North Flagler Drive, P-300, West Palm Beach, Florida 33401 (facsimile: (561) 802-4181), marked for attention of Mr. Andrew Lipman, or at such other address as it may have furnished in writing to the Investor; with a copy to Edward R. Mandell, Esq. at Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (facsimile: (212) 704-6160).

Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

      6.2. Further Assurances. From and after the date hereof, the parties hereto will, without further consideration, execute and deliver such further documents and instruments and take such other actions as may be necessary or desirable to perfect the transactions contemplated hereby.

      6.3. Entire Agreement. This agreement supersedes all prior and/or contemporaneous negotiations, understandings, discussions and agreements (written or oral) between the parties with respect to the subject matter hereof (all of which are merged herein) and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

      6.4. Governing Law. This agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the state of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction).

                                       -6-

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      6.5.  Jurisdiction;  Venue. Each of the parties hereto hereby  irrevocably consents and submits to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such court and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 6.1.

      6.6. Binding Effect; Assignability. This agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns. This agreement shall not be assignable by the Investor except as otherwise provided herein.

      6.7. No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any person other than as otherwise provided in this Agreement.

      6.8. Amendments and Waiver. No term or provision of this Agreement may be amended, waived, altered, modified, rescinded or terminated except by a written instrument signed by the Company and the Investor.

      6.9. Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

      6.10. Specific Performance. Inasmuch as the Securities cannot be readily purchased or sold in the open market and the parties hereto desire to impose certain restrictions on transfers of the Securities, irreparable damage will result in the event that this Agreement is not specifically enforced and the parties hereto agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.

      6.11. Counterparts; Effectiveness. This agreement may be executed in one or more counterparts (including signature pages delivered by facsimile transmission), each of which shall be deemed an original but all of which together shall constitute one and the same agreement. This agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                      [The next page is the signature page]


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8

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Securityholders Agreement as of the date first written above.

                                 ADVANCED AESTHETICS, INC.


                                 By:    /s/ Andrew D. Lipman
                                     ----------------------------------------
                                          Name: Andrew D. Lipman
                                          Title: Vice Presiden

                                 TECHNOLOGY INVESTMENT CAPITAL
                                 CORP.

                                 By:    /s/ Saul B. Rosenthal
                                     ----------------------------------------
                                 Name:  Saul B. Rosenthal
                                 Title:   Chief Operating Officer